Exhibit 32.1
CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Adverum Biotechnologies, Inc. for the fiscal quarter ended June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Laurent Fischer, in his capacity as Chief Executive Officer of Adverum Biotechnologies, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Adverum Biotechnologies, Inc.

Date:	August 12, 2024	By:	/s/ Laurent Fischer
Laurent Fischer, M.D.
President and Chief Executive Officer
(Principal Executive Officer)